                          SECURITIES PURCHASE AGREEMENT


     This  SECURITIES  PURCHASE  AGREEMENT  ("Agreement")  is entered into as of
April , 1998 by and between American Bio Medica Corporation, a New York corporation (the "Company"), with headquarters located at 102 Simons Road, Ancramdale, New York, 12503 and CC Investments, LDC ("Purchaser").

                                    RECITALS

     A. The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     B. Purchaser desires (a) to purchase, upon the terms and conditions stated in this Agreement, up to Four Million ($4,000,000) U.S. Dollars face amount of the Company's Series D Preferred Stock (the "Preferred Shares"), pursuant to the Certificate of Designation attached hereto as Exhibit A, convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock") and (b) to receive, in consideration for such purchase, Stock Purchase Warrants (the "Warrants"), in the form attached hereto as Exhibit B, to acquire shares of Common Stock. The Preferred Shares will be funded in closings (each, a "Closing") of two tranches, with an initial closing of Two Million Five Hundred Thousand ($2,500,000) U.S. Dollars face amount of the Preferred Shares (the "First Closing"), and a second closing of One Million Five Hundred Thousand U.S. Dollars face amount of Preferred Shares (the "Second Closing"), in each case subject to the terms and conditions stated in this Agreement. The shares of Common Stock to be issued to the Purchaser upon conversion of the Preferred Shares are referred to herein as the "Common Shares." The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as "Warrant Shares." The Preferred Shares, the Common Shares, the Warrants, and the Warrant Shares are collectively referred to herein as the "Securities."

     C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:


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                                    ARTICLE I
                      PURCHASE AND SALE OF PREFERRED SHARES

     1.1 Purchase of Preferred Shares. Subject to the terms and satisfaction or waiver of the conditions of this Agreement, the issuance, sale and purchase of, in the aggregate, Two Million Five Hundred Thousand U.S. Dollars ($2,500,000) face amount of the Preferred Shares shall be consummated in the "First Closing." On the date of the First Closing, subject to the satisfaction or waiver of the conditions set forth in Article VI, the Company shall issue and sell to the Purchaser, and Purchaser agrees to purchase from the Company, 2,500 Preferred Shares, for an aggregate purchase price of Two Million Five Hundred Thousand U.S. Dollars ($2,500,000) (the "Purchase Price").

     Subject to the terms and satisfaction or waiver of the conditions of this Agreement, the issuance, sale and purchase of One Million Five Hundred Thousand U.S. Dollars ($1,500,000) face amount of the Preferred Shares shall be consummated in the "Second Closing;" provided that, if the average of the Closing Bid Prices (as defined in the Certificate of Designation) of the Common Stock during the five day period ending on the date prior to the date of the Second Closing is equal to or greater than 125% of the Closing Price (as defined in the Certificate of Designation), the Company shall, upon written request to Purchaser, be entitled, subject to the terms and satisfaction or waiver of the conditions of this Agreement, to issue and sell, and the Purchaser shall purchase, Two Million U.S. Dollars ($2,000,000) face amount of Preferred Shares at the Second Closing. On the date of the Second Closing, subject to the satisfaction or waiver of the conditions set forth in Article VII, the Company shall issue and sell to the Purchaser, and Purchaser agrees to purchase from the Company, 1,500 Preferred Shares, for an aggregate purchase price One Million Five Hundred Thousand U.S. Dollars ($1,500,000) ; provided that, subject to the foregoing sentence, the Company shall issue and sell, and the Purchaser shall purchase, 2,000 Preferred Shares for an aggregate purchase price of Two Million Dollars ($2,000,000) (either such amount, the "Additional Purchase Price").


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

     1.2 Form of Payment. At each of the First Closing and Second Closing, Purchaser shall pay the Purchase Price and the Additional Purchase Price, as the case may be, for the Preferred Shares and Warrants being purchased by Purchaser, by wire transfer to the account designated pursuant to an Escrow Agreement by and among the Company, Purchaser and the escrow agent ("Escrow Agent") designated therein in the form attached hereto as Exhibit D ("Escrow Agreement") upon delivery to the Escrow Agent of the Preferred Shares and the Warrants, all in accordance with the terms of the Escrow Agreement, and upon satisfaction of the other conditions to the First Closing or the Second Closing, as applicable.

     1.3 Closing Dates. Subject to the satisfaction (or waiver) of the conditions set forth in Article VI below, and further subject to the terms and conditions of the Escrow Agreement, the date and time of the issuance, sale and purchase of the Preferred Shares and Warrants shall be consummated at, or as soon as possible following, the First Closing which shall be deemed to have occured at 10:00 A.M. New York time on April 24, 1998. Subject to the satisfaction (or waiver) of the conditions set forth in Article VII below, and further subject to the terms and conditions of the Escrow Agreement, the date and time of the issuance, sale and purchase of the Preferred Shares and Warrants to be consummated at the Second Closing pursuant to this Agreement shall be upon satisfaction (or waiver) of the terms and conditions set forth in Article VII; provided that the Second Closing shall not occur more than 90 days following the date of the First Closing.

     1.4 Warrants. In consideration of the purchase by Purchaser of the Preferred Shares, the Company shall at the First Closing issue Warrants to the Purchaser to acquire One Hundred Thousand (100,000) Common Shares and, if it shall occur, Company shall at the Second Closing issue Warrants to the Purchaser to acquire an additional Sixty Thousand (60,000) Common Shares; provided that, if 2,000 Preferred Shares are purchased at the Second Closing, the Purchaser shall receive Warrants to acquire Eighty Thousand (80,000) Common Shares.


                                   ARTICLE II
                         PURCHASER'S REPRESENTATIONS AND
                                   WARRANTIES

     Purchaser represents and warrants solely with respect to itself and its purchase hereunder to the Company as of the date hereof, as set forth in this
Article II. Purchaser makes no other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by the Purchaser to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

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

     2.1 Investment Purpose. Purchaser is purchasing the Preferred Shares and the Warrants for Purchaser's own account for investment only and not with a view toward or in connection with the public sale or distribution thereof in violation of the applicable securities laws. Purchaser will not, directly or indirectly, offer, sell, pledge or otherwise transfer the Preferred Shares or Warrants or any interest therein except pursuant to transactions that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act, the rules and regulations promulgated pursuant thereto and applicable state securities laws. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. By making the representations in this Section 2.1, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws.

     2.2 Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D and Purchaser has indicated on a duly executed Investor Questionnaire and Representation Agreement in the form attached hereto as Exhibit E and delivered to the Company in which capacity it so qualifies as an "accredited investor."

     2.3 Reliance on Exemptions. Purchaser understands that the Preferred Shares and Warrants are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Preferred Shares and Warrants.

     2.4 Information. Purchaser or its counsel have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by Purchaser, as well as the Company's Annual Report on Form 10-KSB/A for the Year ended April 30, 1997; Quarterly Report on Form 10-Q for the period ended July 31, 1997; Quarterly Report on Form 10-QSB for the period ended October 31, 1997; Current Reports on Form 8-K filed with the SEC on October 16, 1997 and October 25, 1997; and Proxy Statement filed with the Securities and Exchange Commission ("SEC") on September 5, 1997 (such documents collectively, the "SEC Documents"). Purchaser has been afforded the opportunity to ask questions of the Company and has received what Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its representatives nor any other disclosures or documents (including without limitation the SEC Documents) shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in this Agreement or in any Exhibit hereto or in any certificate issued in connection herewith or therewith. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk, including without limitation the risks and uncertainties disclosed in the SEC Documents and the Prospectus (as defined below). Subject to the foregoing, Purchaser acknowledges the disclosures presented under the caption "Risk Factors" in the Company's Form 10-K/A for the year ended April 30, 1997 and in the Prospectus, and the incorporation of those disclosures by reference herein; provided that such Risk Factors shall not limit the Company's representations and warranties contained herein.


     2.5 Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

     2.6 Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred unless subsequently registered thereunder or an exemption from such registration is available (which exemption the Company expressly agrees may be established as contemplated in clauses (b) and (c) of Section 5.1 hereof); (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities without registration under the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities
Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder, and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement).

2.7 Legends. Purchaser understands that, subject to Article V hereof, the certificates for the Preferred Shares and Warrants and, until such time as the Common Shares and Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144 (subject to and in accordance with the procedures specified in Article V hereof), the certificates for the Common Shares and Warrant Shares, will bear a restrictive legend (the "Legend") in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

     After registration of the Common Shares and Warrant Shares, or sales pursuant to Rule 144 (subject to and in accordance with the procedures specified in Article V hereof), certificates for such shares will be issued without a restrictive legend.

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

     2.8 Authorization: Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their respective terms, except (i) to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application, and (ii) as rights to indemnity and contribution under the Registration Rights Agreement may be limited by Federal or state securities laws.

     2.9 Residency. Purchaser is a resident of the jurisdiction set forth under Purchaser's name on the signature page hereto executed by Purchaser.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchaser as of the date hereof and as of each Closing as set forth in this Article III. The Company makes no other representations or warranties, express or implied, to the Purchaser in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by the Company to the Purchaser in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement; provided, however, that the foregoing does not limit any material misstatement or omission by any officer of the Company in connection with the Purchaser's due diligence and does not limit the rights or remedies pursuant thereto or in connection with any violations of securities laws.

     3.1 Organization and Qualification. Each of the Company and its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure so to qualify or be in good standing would have a Material Adverse Effect. "Material Adverse Effect" means any effect which, individually or in the aggregate with all other effects, is or could reasonably be expected to be materially adverse to the business, operations, properties, assets or liabilities, financial condition, operating results or prospects of the Company and its subsidiaries, taken as a whole on a consolidated basis or on the transactions contemplated hereby or on any of the Securities.

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

     3.2 Authorization: Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, and to issue, sell and perform its obligations with respect to the Preferred Shares and Warrants in accordance with the terms hereof and the terms of the Preferred Shares and Warrants, and to issue the
Common Shares and Warrant Shares upon conversion of the Preferred Shares and exercise of the Warrants, respectively, in accordance with the terms and conditions of the Preferred Shares and Warrants, respectively; (b) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Preferred Shares and the Warrants, and the issuance and reservation for issuance of the Common Shares and the Warrant Shares) have been duly authorized by all necessary corporate action and, except as set forth on Schedule 3.2 hereof, no further consent or authorization of the Company, its board of directors, or its stockholders or any other person, body or agency, and no filing with any person, body or agency, is required with respect to any of the transactions contemplated hereby or thereby (whether under rules of the American Stock Exchange ("AMEX"), the National Association of Securities Dealers ("NASD"), Nasdaq or otherwise); (c) this Agreement, the Registration Rights Agreement, certificates for the Preferred Shares, and the Warrants have been duly executed and delivered by the Company; and (d) this Agreement, the Registration Rights Agreement, the Preferred Shares, and the Warrants constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application, and (ii) as rights to indemnity and contribution under the Registration Rights Agreement may be limited by Federal or state securities laws.

     3.3 Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Preferred Shares or the Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants is set forth on Schedule 3.3. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Common Shares and the Warrant Shares) are, and no such shares will be, subject to preemptive rights or any other similar rights of the stockholders of the Company or of any other person or entity or any liens or encumbrances. Except as disclosed in Schedule 3.3, as of the date of this Agreement and as of the date of the applicable Closing, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) issuance of the Securities will not trigger antidilution or similar rights or any other rights or remedies for any other present or future outstanding or authorized securities of the Company, and
(iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). The Company has furnished to Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), and the Company's By-laws as in effect on the date hereof (the "By-laws"). The Company has set forth on Schedule 3.3 all instruments and agreements (other than the Certificate of Incorporation and By-laws) governing or concerning securities convertible into or exercisable or exchangeable for Common Shares of the Company (and the Company shall provide to Purchaser copies thereof upon the request of Purchaser). The Company shall provide Purchaser with a written update of this representation signed by the Chief Executive Officer or Chief Financial Officer of the Company as of the date of the applicable Closing.

         3.4 Issuance of Shares. The Common Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Preferred Shares and exercise of the Warrants in accordance with the terms thereof, as applicable, will be validly issued, fully paid and nonassessable, and free from all taxes, liens, claims and encumbrances directly or indirectly imposed or suffered by the Company or any of its subsidiaries, will be entitled to all rights and preferences accorded to a holder of Common Stock, shall be entitled to be traded on the same markets and exchanges as the other shares of Common Stock of the Company are traded, and will not be subject to preemptive rights or other similar rights of stockholders of the Company or of any other person or entity. The Preferred Shares and Warrants are duly authorized and validly issued, fully paid and nonassessable, and free from all liens, claims and encumbrances directly or indirectly imposed or suffered by the Company or any of its subsidiaries or affiliates and will not be subject to preemptive rights or other similar rights of stockholders of the Company or of any other person or entity.

     3.5 No Conflicts. The execution, delivery and performance of this Agreement, the Preferred Shares, the Warrants and the Registration Rights Agreement by the Company, and the consummation by the Company of transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Shares, Common Shares, Warrants, and Warrant Shares) will not (a) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations and the rules and regulations of Nasdaq) applicable to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected (except for such possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect or that are related to any inaccuracies or omissions in any representation or warranty of the Purchaser set forth herein), or (b) result in a violation of the Certificate of Incorporation or By-laws. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents, and neither the Company nor any of its subsidiaries is in default (and no event has occurred which has not been waived which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as Purchaser (or any direct or indirect transferee, assignee or participant of Purchaser or of such transferee, assignee or participant in a transaction of the type referred to in Section 5.1(b) below ("Purchaser Transferee")) owns any of the Securities, in violation of any law, ordinance, rule, regulation, order, judgment or decree of any governmental entity, court or arbitrator, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as set forth on
Schedule 3.5, or except (A) such as may be required under the Securities Act in connection with the performance of the Company's obligations under the Registration Rights Agreement, (B) filing of a Form D with the SEC, and (C) compliance with the state securities or Blue Sky laws of applicable jurisdictions, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Preferred Shares, the Warrants or the Registration Rights Agreement or to perform its obligations in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of Nasdaq, does not know of or anticipate any event which could be grounds for such delisting and does not reasonably anticipate that the Common Shares will be delisted by Nasdaq for the foreseeable future.

     3.6 SEC Documents. The Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has been so registered since September 21, 1996. Except as disclosed in Schedule 3.6, since April 30, 1997, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act and any other material filings required to be made with the SEC (collectively the "Filed SEC Documents"). The Company has delivered to Purchaser true and complete copies of the SEC Documents, except for exhibits, schedules and incorporated documents. As of their respective dates, the Filed SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Filed SEC Documents, and none of the Filed SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such Filed SEC Documents which is required to be updated or amended under applicable law has not been so updated or amended. The financial statements of the Company included in the Filed SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and, fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements or the notes thereto of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business consistent with past practice subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business consistent with past practice and (iii) liabilities not required under generally accepted accounting principles to be reflected in such financial statements, in each case of clause (i), (ii) and (iii) next above which, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company and its subsidiaries or to the transactions contemplated hereby or to the Securities. To the extent required by the rules of the SEC applicable thereto, the Filed SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments and there are no other material Contracts in effect to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "Contract") existing as of the respective date of each such Filed SEC Document (or such other date required by the rules of the SEC). Except as set forth in Schedule 3.6, none of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a default by the Company or its subsidiaries thereunder which would have a Material Adverse Effect. The Company has not provided and will not provide to Purchaser any material non-public information or any other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed as of the date of this Agreement and the date of the applicable Closing.

     3.7 Absence of Certain Changes. Since April 30, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company, except as disclosed in Schedule 3.7 or clearly evident in the SEC Documents.

     3.8 Absence of Litigation. Except as disclosed in Schedule 3.8 or in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, which could reasonably be expected to result in an unfavorable decision, ruling or finding which would have a Material Adverse Effect or would adversely affect the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents. There are no facts known to the Company which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

         3.9 Disclosure. No information, statement or representation relating to or concerning the Company or any of its subsidiaries set forth in this Agreement or provided to Purchaser in connection with the transactions contemplated hereby contains an untrue statement of a material fact. No information relating to or concerning the Company or any of its subsidiaries set forth in any of the SEC Documents contains a statement of material fact that was untrue as of the date such SEC Document was filed with the SEC. The Company has not omitted to state a material fact necessary in order to make the statements and representations made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement, no material fact (within the meaning of the federal securities laws of the United States and of applicable state securities laws) exists with respect to the Company or any of its subsidiaries which has not been publicly disclosed.

     3.10 Acknowledgment Regarding Purchaser's Purchase of the Securities. The Company acknowledges and agrees that Purchaser is not acting as a financial advisor or fiduciary of the Company or any of its subsidiaries (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transaction contemplated hereby, and the relationship between the Purchaser and the Company, are "arms-length", and that any statement made by Purchaser, or any of its representatives or agents, in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, is merely incidental to Purchaser's purchase of the Securities and has not been relied upon as advice or recommendations in any way by the Company, its officers or directors or other representatives. The Company further represents to Purchaser that the Company's decision to enter into this Agreement and the transactions contemplated hereby have been based solely on an independent evaluation by the Company and its representatives.

     3.11 SB-2 Registration. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form SB-2 under the Securities Act.

     3.12 No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

     3.13  No  Integrated  Offering.   Neither  the  Company,  nor  any  of  its
affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would either require registration of any of the Securities under the Act or prevent the parties hereto from consummating, or delay or interfere with the consummation of, the transactions contemplated hereby pursuant to an exemption from the registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the relevant representations and warranties herein contained of the Purchaser and of Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group ("Shoreline") in their letter to the Company dated as of April 24 1998 (a copy of which is attached as Schedule 3.13 hereto) to the extent relevant for such determination. To the Company's knowledge, such representations and warranties of Shoreline are accurate.

     3.14 No Brokers. The Company has taken no action, directly or indirectly, which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with Shoreline the fees of which shall be paid in full by the Company. The Company will indemnify the Purchaser from and against any fees and expenses (including without limitation reasonable attorneys fees and expenses) sought or other claims made by Shoreline.

     3.15 Intellectual Property. Except as disclosed in the SEC Documents, each of the Company and its subsidiaries owns, is licensed to use, or possesses adequate and enforceable rights to use all material patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") used or necessary for the conduct of its business as now being conducted or as currently contemplated to be conducted and as described in the Company's Annual Report on Form 10-K/A (as modified by any Form 10-Q or Form 8-K filed prior to the date hereof) for its most recently ended fiscal year. To the Company's best knowledge, except as disclosed in the SEC Documents, neither the Company nor any subsidiary of the Company infringes on or is in conflict with any right of any other person with respect to any Intangibles nor is there any claim of infringement made by a third party against or involving the Company or any of its subsidiaries, which infringement, conflict or claim, individually or in the aggregate, could reasonably be expected to result in an unfavorable decision, ruling or finding which would have a Material Adverse Effect.

     3.16 Key Employees. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in Schedule 3.16. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries and the Company has no present intention to terminate the employment of any Key Employee. "Key Employee" means each person identified as such on Schedule 3.16.

     3.17 Shareholder Rights Plan. The Company does not have in effect a shareholders rights plan or similar plan in the nature of a "poison pill."

     3.18 Dilution. The number of Common Shares and Warrant Shares may increase substantially in certain circumstances (subject to the limitations on issuance of Common Shares in certain circumstances set forth in Article V of the Certificate of Designation), including the circumstances where the trading price of the Company's Common Stock declines. The Company's executive officers and directors have studied and fully understand the nature of the securities being sold hereunder and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgement that such issuance is in the best interests of the Company. The Company acknowledges that its obligation to issue Common Shares and Warrant Shares upon conversion of the Preferred Shares and exercise of the Warrants is (subject to the limitation on issuance of Common Shares set forth in Sections V of the Certificate of Designation) absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

     3.19 Certain Transactions. Except as disclosed in the SEC Documents and except for arm's length transactions pursuant to which the Company or any of its direct or indirect subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its direct or indirect subsidiaries could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction (including, without limitation, any lease or license arrangement) with the Company or any of its direct or indirect subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     3.20 Permits; Compliance. The Company and each of its direct and indirect subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its direct or indirect subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since April 30, 1997, neither the Company nor any of its direct or indirect Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

     3.21 Insurance. The Company and each of its direct and indirect subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its direct and indirect subsidiaries are engaged. Neither the Company nor any such direct or indirect subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                                   ARTICLE IV
                                    COVENANTS

     4.1 Best Efforts. The parties shall use their best efforts to timely satisfy each of the conditions described in Articles VI and VII of this Agreement.

     4.2 Securities Laws. The Company agrees to timely file a Form D with respect to the Securities with the SEC as required under Regulation D and to provide a copy thereof to Purchaser on or prior to the First Closing. The Company agrees to file a Form 8-K (with this Agreement and all Exhibits hereto attached thereto) disclosing this Agreement and the transactions contemplated hereby with the SEC within three (3) business days following the date of the First Closing. The Company shall, on or prior to the date of each Closing, take such action as is necessary to qualify the Securities for sale to the Purchaser in compliance with applicable securities laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchaser on or prior to the date of each Closing. Without limiting any of the Company's obligations under this Agreement, the Registration Rights Agreement or the Certificate of Designation, from and after the date of the First Closing, neither the Company nor any person acting on its behalf shall take any action which would adversely affect any exemptions from registration under the Securities Act with respect to the transactions contemplated hereby.

     4.3 Reporting Status. The Company will become eligible to register the resale of its Common Stock on form S-3 on or prior to July 31, 1998, and acknowledges that Company's failure to become so eligible, and to maintain such eligibility in accordance with the following sentence, would have a material adverse effect on the rights of the Holder with respect to its shares of Preferred Stock So long as the Purchaser or an affiliate thereof beneficially owns any of the Securities, (a) the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination, and (b) the Company will maintain its ability and eligibility to register its Common Shares on Form SB-2, or, upon becoming eligible to register its Common Shares on Form S-3, will thereafter maintain such ability and eligibility.

     4.4 Information. The Company agrees to send the following reports to the Purchaser and Purchaser's Transferee until the Purchaser and Purchaser's Transferee transfers, assigns or sells all of its Securities in transactions in which the transferee is (unless such transferee is an affiliate) not subject to securities law resale restrictions: (a) within three (3) business days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, any proxy statements and any Current Reports on Form 8-K; and (b) within one (1) business day after release, copies of all press releases issued by the Company or any of its subsidiaries. The Company further agrees to promptly provide to the Purchaser and Purchaser's Transferee any information with respect to the Company, its properties, or its business or Purchaser's investment as the Purchaser and Purchaser's Transferee may reasonably request; provided, however, that the Company shall not be required to give the Purchaser any material nonpublic information. If any information requested by the Purchaser from the Company contains material nonpublic information, the Company shall inform the Purchaser in writing that the information requested contains material nonpublic information and shall in no event provide such information to Purchaser without the express written consent of the Purchaser after being so informed.

     4.5 Restriction on Below Market Issuance of Securities. (a) For a period of one hundred and seventy (170) days following the date of the First Closing, neither the Company nor any subsidiary of the Company ("Subsidiary") shall issue or agree to issue, (except (i) to Purchaser pursuant to this Agreement, (ii) pursuant to any employee stock option, stock purchase or restricted stock plan of the Company in effect on the date hereof, or any such plan established after the date hereof and approved by the Board of Directors of the Company, up to the aggregate amounts set forth in Schedule 3.3 hereto (iii) pursuant to any existing security, option, warrant, scrip, call or commitment or right in each case or disclosed on Schedule 3.3 hereof or (iv) pursuant to a strategic joint venture or partnership entered in to by the Company or any Subsidiary, undertaken at the reasonable discretion of the Board of Directors of the Company, the primary purpose of which is not to raise equity capital), any equity securities of the Company or any Subsidiary (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity securities of the Company or any Subsidiary) if such securities are issued at a price (or in the case of securities convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock such securities provide for a conversion, exercise or exchange price) which may be less than the then current market price for Common Stock on the date of issuance (in the case of Common Stock) or the date of conversion, exercise or exchange (in the case of securities convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock). During such period neither the Company nor any Subsidiary shall issue or agree to issue any security convertible into or exercisable or exchangable for, directly or indirectly, equity securities of the Company or any such Subsidiary based on a variable conversion exercise or exchange price or formula.

     4.6 Right of First Offer. From the date hereof until the day which is one year following the date of the First Closing, the Company shall not issue or sell, or agree to issue or sell any equity or debt securities of the Company or any of its subsidiaries (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity or debt securities of the Company or any of its subsidiaries) ("Future Offerings") unless the Company shall have first delivered to Purchaser at least fifteen (15) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing Purchaser and its affiliates (as defined under the Securities Act of 1933) an option during the ten (10) business day period following delivery of such notice to purchase up to the full amount of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitations"). The Capital Raising Limitations shall not apply to any transaction involving issuances of securities in connection with a bona fide merger or consolidation or exercise of options by employees, consultants or directors. In addition, the Capital Raising Limitations also shall not apply to (a) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or (b) the grant of additional options or warrants, or the issuance of additional securities, under any employee stock option, stock purchase or restricted stock plan of the Company up to the aggregate amounts set forth on, or otherwise permitted by, Schedule 4.5 hereto. This Section 4.6 shall not limit the Company's obligations under Section 4.5 above. The Company shall prohibit any Common Stock or other security issued subject to the Capital Raising Limitations but not purchased by Purchaser from being converted, exercised or resold until the day following the first anniversary of the date of the Closing and shall take all actions necessary (including, without limitation, the issuance of a stop transfer order) to effect such prohibition.

     4.7 Listing. The Company shall continue the uninterrupted listing and trading of its Common Stock and the Common Shares and Warrant Shares on the Nasdaq Small Cap Market, the AMEX, the Nasdaq National Market or the New York Stock Exchange; and comply in all material respects with the Company's reporting, filing and other obligations under the By-laws and rules of such Exchange or Nasdaq, as applicable. If and so long as the Common Stock and the Common Shares and Warrant Shares are not listed on one of such Exchanges or markets, as partial compensation for the added liquidity risk of such delisting the Company shall be obligated to make the following additional cash payments (the "Delisting Payments"). The Delisting Payments will be equal to one percent (1%) of the Purchase Price (plus accrued but not unpaid interest) of any outstanding Preferred Shares for each month (or part thereof) following the date the Common Stock is delisted (the "Delisting Date") continuing through the date the Common Stock is listed on one of such Exchanges or markets (the "New Listing"). The Delisting Payments will be paid to the holder of the Preferred Shares in cash within five (5) business days following the earlier of (i) the end of each month following the Delisting Date, or (ii) the effective date of the New Listing. Nothing herein shall limit the Preferred Share holder's right to pursue actual damages for the Company's failure to maintain its listing on such Exchange or market.

     4.8 Prospectus Delivery Requirement. The Purchaser understands that the Securities Act may require delivery of a prospectus relating to the Common Shares in connection with any sale thereof pursuant to a registration statement under the Securities Act covering the resale by the Purchaser of the Common Shares being sold, and the Purchaser shall comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

     4.9 Intentional Acts or Omissions. The Company shall not intentionally perform any act which if performed, or intentionally omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby or the benefits intended to be secured thereby by the Purchaser (including, without limitation, pursuant to any agreements or documents obtained by the Company as a condition to any Closing hereunder). The Company will use commercially reasonable efforts to enforce to the fullest extent possible any proxies provided in connection with the transactions contemplated hereunder.

     4.10 Corporate Existence. So long as Purchaser or any Purchaser Transferee beneficially owns any Preferred Shares, Warrants, Common Shares or Warrant Shares, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments (including the Preferred Shares, Warrants and Registration Rights Agreement) entered into in connection herewith (regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Preferred Shares outstanding as of the date of such transaction) and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq Small Cap Market, the Nasdaq National Market, the New York Stock Exchange or the AMEX.

     4.11 Share Authorization. The Company covenants and agrees that it shall solicit by proxy the Stockholder Approval (as defined in the Certificate of Designation) by the stockholders of the Company and use its commercially reasonable efforts to obtain the Stockholder Approval not later than one hundred and twenty (l20) days following the date of the First Closing.

     4.12 Hedging Transactions. The Company understands that the Purchaser is a so-called "hedge" fund and the Company hereby expressly agrees that Purchaser shall not in any way be prohibited or restricted from any purchases or sales of any securities or other instruments of, or related to, the Company or any of its securities, including, without limitation, puts, call, futures contracts, short sales and hedging and arbitrage transactions. Purchaser acknowledges that such purchases, sales and other transactions may be subject to various Federal and state securities laws. Purchaser further acknowledges that it has not, within the last 60 days, effected any short sales of the Common Stock of the Company.

     4.13 Shareholder Rights Plans. The Company will not adopt a shareholders rights plan in the nature of a "poison pill" which would be triggered by the Securities.

                                    ARTICLE V
           LEGEND REMOVAL, TRANSFER, CERTAIN SALES, ADDITIONAL SHARES

     5.1 Removal of Legend. The Legend shall be removed and the Company shall issue, or shall cause to be issued, a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if, (a) the resale of such Security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel (the reasonable cost of which shall be borne by the Company if neither an effective registration statement under the Securities Act or Rule 144 is available in connection with such sale) to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act pursuant to an exemption from such registration requirements or (c) such Security can be sold pursuant to Rule 144, the Holder provides the Company with reasonable assurances that the Security can be so sold without restriction, and a registered broker dealer provides to the Company's transfer agent and counsel copies of (i) a "will sell" letter satisfying the guidelines established by the SEC and its staff from time to time and (ii) a customary seller's representation letter with respect to such a sale to be made pursuant to Rule 144 and (iii) a Form 144 in respect of such Security executed by such holder and filed (or mailed for filing) with the SEC or (d) such Security can be sold pursuant to Rule 144(k). Purchaser agrees to sell all registered Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement, in accordance with the manner of distribution described in such registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and the Security is to be disposed of other than pursuant to the registration statement or pursuant to Rule 144, then prior to, and as a condition to, such disposition such Security shall be relegended as provided herein in connection with any disposition if the subsequent transfer thereof would be restricted under the Securities Act. Also, in the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is properly suspended or a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

     5.2 Transfer Agent Instructions. The Company shall instruct its transfer agent to issue certificates, registered in the name of the Purchaser or its nominee, for the Common Shares and the Warrant Shares in such amounts specified from time to time by the Purchaser upon conversion or exercise of the Preferred Shares and the Warrants, respectively. Such certificates shall bear the Legend only to the extent provided by Section 5.1 above. The Company covenants that no instruction other than such instructions referred to in this Article V, and stop transfer instructions with respect solely to sales pursuant to any registration statement under the Registration Rights Agreement to give effect to Section 2.6 hereof in the case of the Common Shares and Warrant Shares prior to registration of the Common Shares and Warrant Shares under the Securities Act or "black-out" periods as provided in the Registrations Rights Agreement between the Company and the Purchaser, dated of such date herewith, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement set forth in
Section 5.1 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus as required in Section 5.1 in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. Without limiting the foregoing, if (a) the Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel (the reasonable cost of which shall be borne by the Company if neither an effective registration statement under the Securities Act nor Rule 144 is available in connection with such sale), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) the Purchaser transfers Securities to an affiliate which is an accredited investor (within the meaning of Regulation D under the Securities Act) and which delivers to the Company in written form the same representations, warranties and covenants made by Purchaser hereunder or pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Common Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by the Purchaser. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article V will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article V, that Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                   ARTICLE VI
                         CONDITIONS TO THE FIRST CLOSING

     6.1 Conditions to Company's Obligation to Sell. The obligation of the Company hereunder to issue and sell the Preferred Shares and Warrants to the Purchaser at the First Closing is subject to the satisfaction, as of the date of the First Closing, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

     (i) The Purchaser shall have executed the signature page to this Agreement, the Registration Rights Agreement and the Escrow Agreement and delivered the same to the Company and Shoreline. The Purchaser shall have completed and executed the Investor Questionnaire and Representation Agreement and delivered the same to the Company and Shoreline.

     (ii) The Purchaser shall have wired to the account of the Escrow Agent pursuant to the Escrow Agreement the Purchase Price.

     (iii) The representations and warranties of the Purchaser shall be true and correct as of the date when made and as of the First Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the First Closing.

     (iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

     6.2 Conditions to the Purchaser's Obligation to Purchase. The obligation of the Purchaser hereunder to purchase the Preferred Shares and Warrants to be purchased by it on the date of the First Closing is subject to the satisfaction as of the date of the First Closing, of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in the Purchaser's sole discretion:

     (i) The Company shall have executed the signature page to this Agreement, the Registration Rights Agreement and the Escrow Agreement and delivered the same to Purchaser and Shoreline.

     (ii) The Company shall have delivered to the Escrow Agent duly issued Preferred Shares being so purchased by Purchaser and certificates for the Warrants being issued to the Purchaser at the First Closing in such number and denominations as are reasonably requested by Purchaser.

     (iii) The Common Shares shall be listed on Nasdaq Small Cap Market and trading in the Common Shares shall not have been suspended or limited by Nasdaq or the SEC or other regulatory authority, and no such proceeding seeking suspension shall be pending.

     (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the First Closing as though made at that time and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the First Closing. Purchaser shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the First Closing to the foregoing effect.

     (v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (vi) Purchaser shall have received the officer's  certificate  described in
Section 3.3.

     (vii) Purchaser shall have received an opinion of Joel Pensley, Esq., dated as of the First Closing, in the form attached hereto as Exhibit E

     (viii) The Company shall have delivered to the transfer agent irrevocable instructions in the form attached hereto as Exhibit E.


     (ix) The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of New York and a copy thereof certified by the Secretary of State of New York shall have been delivered to Purchaser.


                                   ARTICLE VII
                          CONDITIONS TO SECOND CLOSING

     7.1 Conditions to Company's Obligation to Sell. The obligation of the Company hereunder to issue and sell the Preferred Shares and Warrants to the Purchaser at the Second Closing is subject to the satisfaction, as of the date of the Second Closing, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

     (i) The Purchaser shall have wired to the account of the Escrow Agent pursuant to the Escrow Agreement the Additional Purchase Price.

     (ii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

     7.2 Conditions to the Purchaser's Obligation to Purchase. The obligation of the Purchaser hereunder to purchase the Preferred Shares and Warrants to be purchased by it on the date of the Second Closing is subject to the satisfaction as of the date of the Second Closing, of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in the Purchaser's sole discretion:

     (i) The Company shall have executed the signature page to this Agreement, the Registration Rights Agreement and the Escrow Agreement and delivered the same to Purchaser and Shoreline.

     (ii) The Company shall have delivered to the Escrow Agent duly issued Preferred Shares being so purchased by Purchaser and certificates for the Warrants being issued to the Purchaser at the Second Closing in such number and denominations as are reasonably requested by Purchaser.

     (iii) The Common Shares shall be listed on Nasdaq Small Cap Market and trading in the Common Shares shall not have been suspended or limited by Nasdaq or the SEC or other regulatory authority, and no such proceeding seeking suspension shall be pending.

     (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Second Closing as though made at that time, the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Closing, the Company shall not be in default of any obligation hereunder or under the other Transaction Documents (as defined below), and no event or circumstance that with the giving of notice or passing of time would constitute a Redemption Event shall have occurred. Purchaser shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Second Closing to the foregoing effect.

     (v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (vi) Purchaser shall have received the officer's  certificate  described in
Section 3.3.

     (vii) Purchaser shall have received an opinion of Joel Pensley, Esq. dated as of the Second Closing, in substantially the form attached hereto as Exhibit E.

     (viii) Company shall have either prior to the Second Closing or simultaneously therewith completed a Qualifying Acquisition and Purchaser shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company as of the date of the Second Closing stating that a Qualifying Acquisition has been completed (or will be completed simultaneously with the Second Closing), together with backup documentation reasonably acceptable to the Purchaser. For purposes of this Agreement, a Qualifying Acquisition shall mean the purchase of certain assets of a company where:

     (a) the product generated at least $1,000,000 in revenue in its most recent four fiscal quarters;

     (b) the product had at least a 50% gross margin in its most recent four fiscal quarters;

     (c) the product would have had, on a pro-forma basis, a net contribution to the company of at least 25% in the selling company's most recent four fiscal quarters, where "net contribution" means revenues, minus cost of goods sold, minus allocated selling, general and administrative costs;

     (d) the purchase price for the target company or product is not greater than $2,000,000; and

     (e) the  calculations  of the factors  specified in subsections (a) through
(c) of this Section 7.2(viii) have been reviewed, based solely upon agreed upon procedures specified by, and the underlying data provided by, the Company, by an independent certified public accountant, and such accountant shall have provided a letter to the Purchaser (subject to such accountant's receipt from the Purchaser of any representation letter customarily required by such accountant in connection with performance of such reviews) that it has made such review. The Company will exercise commercially reasonable efforts to have such calculations reviewed by the accounting firm currently retained by the Company to audit its financial statements;

     (ix) No event or circumstance constituting a Material Adverse Change (as defined in the Certificate of Designations) shall have occurred and be continuing; or

     (x) No more than 90 days shall have passed since the First Closing.


                                  ARTICLE VIII
                          GOVERNING LAW; MISCELLANEOUS

     8.1 Governing Law: Jurisdiction. This Agreement shall be governed by and construed in accordance with the New York Business Corporation Law (in respect of matters of corporation law) and the laws of the State of New York (in respect of all other matters) applicable to contracts made and to be performed in the State of New York. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the County of New York in the State of New York in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and Purchaser each irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company and Purchaser each further agrees that service of process upon the Company or such Purchaser, as applicable, mailed by the first class mail in accordance with Section 8.6 shall be deemed in every respect effective service of process upon the Company or such Purchaser in any suit or proceeding arising hereunder. Nothing herein shall affect any Purchaser's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. THE PARTIES HERETO IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY UNDER APPLICABLE LAW.

     8.2 Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall promptly cause additional original executed signature pages to be delivered to the other parties.

     8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     8.5 Entire Agreement: Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

     8.6 Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by nationally-recognized overnight courier or by facsimile machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:


                           If to the Company:

                           American Bio Medica Corporation
                           102 Simons Road
                           Ancramdale, NY 12503
                           Telephone: (518) 329-4485
                           Telecopy: (518) 329-4156
                           Attention:  Mr. Stan Cipkowski, President

                           with a copy to:

                           Joel Pensley, Esq.
                           Attorney-at-Law
                           276 Fifth Avenue, Suite 715
                           New York, NY 10001
                           Telephone: (212) 725-7110
                           Fax: (212) 725-7527

                           If to CC Investments, LDC:

                           CC Investments, LDC
                           Corporate Centre, West Bay Road
                           P.O. Box 31106 SMB
                           Grand Cayman, Cayman Islands

                           with a copy to:

                           Castle Creek Partners, LLC
                           333 West Wacker Drive
                           Suite 1410
                           Chicago, IL  60606
                           Attn: Portfolio Manager
                           Telephone: (312) 544-2771
                           Telecopy: (312) 435-2636

                           and with a copy to:

                           Peter Lieberman, Esq.
                           Altheimer & Gray
                           10 S. Wacker Drive
                           Suite 4000
                           Chicago, IL  60606
                           Telephone:(312) 715-4000
                           Telecopy:(312) 715-4150

                           in each case with a copy to:

                           Shoreline Pacific Institutional Finance
                           3 Harbor Drive, Suite 211
                           Sausalito, CA  94965
                           Telephone: (415) 332-7800
                           Telecopy: (415) 332-7808
                           Attention:  General Counsel


     Each party shall provide notice to the other party of any change in address or contact information.

     8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Purchaser may subject to and in compliance with Section 5.2 hereof, assign all or part of its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company so long as such affiliate is an accredited investor (within the meaning of Regulation D under the Securities
Act) and agrees in writing to be bound by this Agreement. This provision shall not limit the Purchaser's right to transfer the Securities pursuant to the terms of this Agreement or to assign the Purchaser's rights hereunder to any such transferee pursuant to the terms of this Agreement. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Certificate of Designation, the Warrants or the Registration Rights Agreement (the "Transaction Documents"), the Securities may be pledged, and all rights of Purchaser under this Agreement or any other agreement or document related to the transaction contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with Purchaser's margin or brokerage accounts.

     8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     8.9 Survival. The representations and warranties of the Company and the Purchaser and the agreements and covenants set forth herein shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Company or any Purchaser as the case may be. The Company agrees to indemnify and hold harmless any Purchaser and each of such Purchaser's respective officers, directors, employees, partners, agents and affiliates for loss or damage or expenses (including reasonable attorneys fees) arising as a result of or related to (a) any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred, (b) any cause of action, suit or claim brought or made against Purchaser and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (c) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (d) the status of such Purchaser or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     8.10 Public Filings: Publicity. As soon as practicable following each Closing, the Company shall issue a press release with respect to the transactions contemplated hereby. The Company and the Purchaser shall have the right to approve before issuance any press releases, SEC or Nasdaq or other exchange filings, or any other public statements with respect to the transactions contemplated hereby (which approval shall not be unreasonably withheld or delayed); provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or SEC, AMEX, Nasdaq or other exchange filings with respect to such transactions as is required by applicable law and regulations (although the Company shall make all reasonable efforts to consult with the Purchaser in connection with any such press release prior to its release and shall provide the Purchaser with a copy thereof as provided in Section 4.4 hereof).

     8.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     8.12 Remedies. No provision of this Agreement, the other Transaction Documents or any other transactions contemplated herein or therein providing for any remedy to Purchaser shall limit any remedy which would otherwise be available to such Purchaser at law or in equity. Nothing in this Agreement or any other transactions contemplated herein shall limit any rights Purchaser may have under any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Purchaser. Accordingly, the Company acknowledges that the remedy at law for a material breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

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

     8.13 Termination. In the event that the First Closing shall not have occurred within forty-eight (48) hours of the execution of the Agreement, unless the parties agree otherwise, this Agreement shall terminate.

     8.14 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser hereunder or pursuant to the Certificate of Designations or Warrants or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     8.15 Scope of Agreement: Amendments. Except as specifically set forth herein, Purchaser makes no representation, warranty, covenant or undertaking with respect to the transactions contemplated hereby. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Purchaser.

     IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

                              PURCHASER:

                              CC  INVESTMENTS, LDC
                              Residency: Cayman Islands


                              By:
                                  John Ziegelman
                                  Director, CSS Corporation Ltd.
                                  Secretary, CC Investments, LDC



                              AMERICAN BIO MEDICA CORPORATION



                              By:
                                  Stan Cipkowski
                                  President




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